Exhibit 23.4

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 dated June 22, 2007 of our report dated April 15, 2007, relating to the consolidated financial statements and supplemental schedules of NLASCO, Inc. and Subsidiaries, appearing in Affordable Residential Communities, Inc.’s Definitive Proxy Statement on Schedule 14a dated June 18, 2007.  We also consent to the reference to us under the heading “Experts” in this registration statement.

Jaynes, Reitmeier, Boyd & Therrell, P.C.

Waco, Texas

June 22, 2007